UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 16, 2021
ALEXION PHARMACEUTICALS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
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(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 Seaport Boulevard, Boston, Massachusetts 02210
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(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:    (475) 230-2596

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALXN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective February 16, 2021, Dr. Felix Baker resigned as a member of the Board of Directors of Alexion Pharmaceuticals, Inc. (the “Company”). Dr. Baker’s resignation was not because of any disagreement with the Company on matters relating to its operations, policies or practices. Dr. Baker made the following statement in connection with his decision to resign from the Board, “I appreciate the opportunity to have served as a director of Alexion Pharmaceuticals since 2015 and am proud of the significant progress we made advancing the company’s mission of developing and delivering transformative medicines for people with rare diseases and devastating conditions. I fully support the company’s strategy, including the transaction with AstraZeneca, and voted in favor of the Merger Agreement and the transaction.”

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2021	ALEXION PHARMACEUTICALS, INC.

By: /s/ Doug Barry
Name: Doug Barry
Title: Vice President, Corporate Law